Exhibit 99.1

Marin Software’s Stockholders and Board of Directors Approve Reverse Stock Split

SAN FRANCISCO, CA, (October 5, 2017) -- Marin Software Incorporated (NYSE: MRIN), a leading provider of cross-channel, cross-device, enterprise marketing software for advertisers and agencies, announced that at a special meeting of stockholders held today, stockholders voted to approve a proposal authorizing the Board of Directors to effect a reverse stock split of Marin’s outstanding shares of common stock at a ratio of not less than 6-to-1 and not more than 10-to-1, with the exact ratio to be set within that range at the discretion of the Board of Directors, and a proposal to reduce the number of authorized shares of Marin’s common stock from 500,000,000 to that number of shares equal to 500,000,000 multiplied by two times the stock split ratio. Prior to the special meeting of stockholders, the Board of Directors determined that the reverse stock split ratio will be 7-to-1 and will take effect at 5:00 p.m. Eastern Time on October 5, 2017. Beginning at the opening of trading on October 6, 2017, Marin’s common stock will trade on a split-adjusted basis.

Upon the effectiveness of the reverse stock split, every seven shares of Marin's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock with any fractional amounts rounded down and paid in cash in lieu of the fractional amount. The reverse split will reduce the number of shares of outstanding common stock from approximately 39.5 million to approximately 5.6 million. The reverse stock split will not affect any stockholder's ownership percentage of Marin's common stock.

At the opening of trading on October 6, 2017, Marin's common stock will continue to trade on the New York Stock Exchange under the symbol "MRIN," but will be assigned a new CUSIP number (56804T 205) and will trade on a split-adjusted basis.

Computershare, Marin's transfer agent, will provide instructions to registered stockholders regarding the process for exchanging their stock certificates. Stockholders holding their shares in street name do not need to take any action. Additional information regarding the reverse stock split and reduction in the number of authorized shares of Marin’s common stock approved by stockholders can be found in Marin's definitive proxy statement filed with the Securities and Exchange Commission on September 8, 2017.

About Marin Software

Marin Software Incorporated’s (NYSE: MRIN) mission is to give advertisers the power to drive higher efficiency, effectiveness, and transparency in their paid marketing programs that run on the world’s largest publishers. Marin provides industry leading enterprise marketing software for advertisers and agencies to measure, manage, and optimize billions of dollars in annualized ad spend across the web and mobile devices. Offering an integrated SaaS ad management platform for search, social, and display advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social, and display interactions. Headquartered in San Francisco, with offices in eight countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit: http://www.marinsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, Marin’s expectations regarding the timing of the reverse stock split and the reduction in authorized shares of Marin’s capital stock. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; delays in the release of updates to our product platform or new features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenues, expenses, adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of the date hereof. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Investor Relations, Marin Software
ir@marinsoftware.com

Media Contact:

Wesley MacLaggan
Marketing, Marin Software

(415) 399-2586
press@marinsoftware.com

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